Exhibit 99.1

FOR IMMEDIATE RELEASE

       AUDIOVOX REPORTS FISCAL 2006 SECOND QUARTER AND SIX MONTHS RESULTS

HAUPPAUGE, NY, OCTOBER 10, 2006 - Audiovox Corporation (NASDAQ: VOXX) today announced results for its fiscal 2006 second quarter and six months ended August 31, 2006.

Audiovox Corporation (the "Company") changed its fiscal year from November 30 to February 28. As such, fiscal 2006 second quarter results will be compared to the prior year period ended August 31, 2005, which was the Company's fiscal 2005 third quarter. Additionally, results for the fiscal 2006 six months will be compared to the fiscal 2005 second and third quarters ended May 31 and August 31, 2005.

The Company reported net sales for the fiscal 2006 second quarter of $97.4 million, a decrease of 20.8% compared to $122.9 million reported in the comparable prior year quarter. Net loss from continuing operations for the fiscal 2006 second quarter was $1.6 million or a loss of $0.07 per diluted share. This compares to a net loss from continuing operations of $3.6 million or a loss of $0.16 per diluted share in the comparable prior year period.

Including discontinued operations, the Company reported a net loss of $2.0 million or a loss of $0.09 per diluted share in the quarter ended August 31, 2006, as compared to a net loss of $3.7 million or $0.17 per diluted share in the similar 2005 period.

Mobile Electronics sales, which represented 69.2% of net sales, were $67.4 million, a decrease of 14.2% compared to sales of $78.6 million reported in the comparable prior year period. This decrease was due primarily to a decline in satellite radio sales as the Company no longer sells Sirius plug-and-play units and the voluntary suspension of sales of the Audiovox XM Express product. The Company has since resumed shipments of XM Express products following the resolution of that model with the Federal Communications Commission (FCC). Additionally, Mobile Electronics sales were adversely impacted by the continued decline of SUV sales and the insolvency of one of the Company's vendors. In the comparable prior year period, Mobile Electronics comprised 63.9% of net sales.

Consumer Electronics sales, which represented 30.8% of sales, were $30.0 million, a decrease of 32.3% compared to net sales of $44.4 million reported in the comparable period last year. This decline is a direct result of price erosion in the LCD TV and portable DVD categories and the Company's election to eliminate low margin retail programs and focus on selling higher margin products. In the fiscal 2005 quarter ended August 31, 2006, Consumer Electronics sales comprised 36.1% of net sales.

Gross margins for the period ended August 31, 2006 were 16.2% compared to 10.0% reported in the prior year period. The increase in gross margins is related to higher margins earned in the mobile video category, a refocused effort to improve margins throughout our product portfolio and more effective buying programs and inventory management. Additionally, in comparing year-over-year margins, a portion of the increase is related to a decrease in inventory write-downs relating to satellite radio products recorded in the period ended August 31, 2005.

                                    - MORE -

AUDIOVOX REPORTS FISCAL 2006 SECOND QUARTER RESULTS
PAGE 2 OF 5

Operating expenses for the fiscal 2006 second quarter were $19.9 million as compared to $21.3 million in the comparable fiscal 2005 quarter, a decrease of 6.3%. SG&A expenses declined approximately $1.6 million, offset by an increase of approximately $250,000 in engineering and technical support expenses due to higher labor costs. The Company anticipates operating expenses, as a percentage of net sales will decline as sales increase with new product introductions slated during the remainder of the fiscal year and higher volume in the Holiday selling season.

Patrick Lavelle, President and CEO of Audiovox stated, "As a result of the FCC issue, we experienced sales weakness this quarter. However, the FCC matter has been resolved and we expect to have all of our retail partners fully stocked for the Holiday season. We have a number of new XM products, in addition to XM Express planned for introduction in the second half of the year that will help us achieve our goal of becoming the number one XM satellite radio supplier. Additionally, the insolvency of one of our car audio supplier's adversely impacted our sales and margins. Had these two events not occurred, I believe we would have achieved our internal sales targets and reached modest profits for the quarter."

Lavelle continued, "Sales were also lower in our Consumer Electronics business as we are focusing our efforts on higher margin areas and walking away from certain retail promotions that don't meet our profitability targets. There are several programs in place through the Holiday season and beyond that should positively impact both our top and bottom line performance."

Six Months Results
The Company reported net sales for the fiscal 2006 six months ended August 31, 2006 of $208.7 million, a decrease of 22.0% compared to $267.4 million reported in the comparable prior year period. Net income from continuing operations for the fiscal 2006 six months was $149,000 or $0.01 per diluted share compared to net income from continuing operations of $2.2 million or $0.10 per diluted share in the comparable prior year-period. On a pro forma basis for the six month period, taking into consideration non-recurring, one-time adjustments that included the unrealized gain on the Bliss-tel investment and a tax benefit due to the completion of certain tax examinations, net income from continuing operations in the comparable 2005 period would have been a loss of $2.8 million or a loss of ($0.13) per diluted share. Including discontinued operations, the Company reported a net loss of $433,000 or a loss of $0.02 per diluted share for the six months ended August 31, 2006, as compared to net income of $1.9 million or $0.09 per diluted share for the similar 2005 period. Similarly, on a pro forma basis, which includes the items mentioned above, net income for the fiscal 2005 six-month period would have been a net loss of $3.1 million or a loss of ($0.14) per diluted share.

For the fiscal 2006 six-month period, Mobile Electronics represented 72.1% of net sales or $150.4 million. This was a decrease of 12.3% compared to sales of $171.5 million reported in the comparable prior year period. Consumer Electronics sales were $58.3 million, a decrease of 39.2% compared to net sales of $95.9 million reported in the comparable period last year and comprised the remaining 27.9%.

Gross margins for the six-month period ended August 31, 2006 were 17.2% compared to 13.1% reported in the six month period last year. Operating expenses for the fiscal 2006 six month period were $40.1 million, a decrease of 7.8% compared to $43.5 million in the comparable fiscal 2005 period.

As of August 31, 2006, the Company had $181.9 million in cash and short-term investments and during the six month period, repurchased 193,500 shares of its Class A common stock.

                                    - MORE -

AUDIOVOX REPORTS FISCAL 2006 SECOND QUARTER RESULTS
PAGE 3 OF 5

Lavelle concluded, "We remain a market leader in a number of mobile and consumer electronics categories and are building brand recognition throughout all channels. While the market remains competitive, we are optimistic. We've made further improvements to our operating structure, which resulted in lower overhead, better inventory management and improved processes and controls, the impact of which will be seen in future quarters. Our product portfolio has never been stronger and over the coming months, we'll be ramping up shipments of our satellite radio, multi-media and GPS Navigation products. I'm also excited about initial market reception to our Acoustic Research speaker lines but don't anticipate significant traction to occur until next year. Our cash position and balance sheet places us in a strong position to grow both organically and through acquisition and I remain confident in both our near and long-term future."

Conference Call Information
The Company will be hosting its conference call tomorrow morning on Wednesday, October 11, 2006 at 10:00 a.m. EDT. Interested parties can participate by visiting the Company's website, www.audiovox.com, and clicking on the webcast in the Investor Relations section. For those who will be unable to participate, a replay has been arranged and will be available approximately one hour after the call has been completed and will last for one week thereafter.

                 TOLL-FREE CALL-IN NUMBER (REPLAY): 888-286-8010
               INTERNATIONAL CALL-IN NUMBER (REPLAY): 617-801-6888
                              ACCESS CODE: 16514281

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2005 and its Form 10-Q for the fiscal second quarter ended August 31, 2006.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com

                              - TABLES TO FOLLOW -

                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                        FEBRUARY 28,             AUGUST 31,
                                                                            2006                    2006
                                                                     ------------------      ------------------

ASSETS

Current assets:
   Cash and cash equivalents ....................................         $ 16,280                $  9,014
   Restricted cash ..............................................            1,488                      --
   Short-term investments .......................................          160,799                 172,862
   Accounts receivable, net .....................................           88,671                  80,246
   Inventory ....................................................           96,150                 103,143
   Receivables from vendors .....................................            9,830                   5,004
   Prepaid expenses and other current assets ....................            6,023                   9,174
   Deferred income taxes ........................................            8,218                   8,217
                                                                          --------                --------
     Total current assets .......................................          387,459                 387,660

Investment securities ...........................................           14,709                  11,014
Equity investments ..............................................           11,834                  11,917
Property, plant and equipment, net ..............................           18,799                  18,174
Excess cost over fair value of assets acquired ..................           16,067                  17,514
Intangible assets ...............................................           11,002                  11,287
Deferred income taxes ...........................................            3,989                   5,455
Other assets ....................................................            2,153                     864
                                                                          --------                --------
     Total assets ...............................................         $466,012                $463,885
                                                                          ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable .............................................         $ 13,776                $ 15,987
   Accrued expenses and other current liabilities ...............           17,907                  17,461
   Accrued sales incentives .....................................            8,512                   7,405
   Income taxes payable .........................................               --                   1,368
   Bank obligations .............................................            5,329                   4,343
   Current portion of long-term debt ............................            1,371                   1,482
                                                                          --------                --------
     Total current liabilities ..................................           46,895                  48,046

Long-term debt ..................................................            5,924                   5,703
Capital lease obligation ........................................            5,892                   5,838
Deferred compensation ...........................................            6,569                   6,711
                                                                          --------                --------
     Total liabilities ..........................................           65,280                  66,298

Commitments and contingencies

Total stockholders' equity ......................................          400,732                 397,587
                                                                          --------                --------
Total liabilities and stockholders' equity ......................         $466,012                $463,885
                                                                          ========                ========


                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2005 AND 2006
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)
                       THREE MONTHS ENDED SIX MONTHS ENDED

                                                                           AUGUST 31,                           AUGUST 31,
                                                                  -----------------------------   ------------------------------
                                                                     2005              2006            2005            2006
                                                                  -------------   -------------   -------------  --------------

Net sales .....................................................    $   122,937     $    97,424     $   267,446     $   208,723
Cost of sales .................................................        110,672          81,670         232,382         172,870
                                                                   ------------    ------------    ------------    ------------
Gross profit ..................................................         12,265          15,754          35,064          35,853
                                                                   ------------    ------------    ------------    ------------

Operating expenses:
   Selling ....................................................          7,258           6,451          15,573          13,512
   General and administrative .................................         12,497          11,708          24,626          23,033
   Engineering and technical support ..........................          1,514           1,765           3,285           3,530
                                                                   ------------    ------------    ------------    ------------
     Total operating expenses .................................         21,269          19,924          43,484          40,075
                                                                   ------------    ------------    ------------    ------------

Operating loss ................................................         (9,004)         (4,170)         (8,420)         (4,222)
                                                                   ------------    ------------    ------------    ------------

Other income (expense):
   Interest and bank charges ..................................           (552)           (502)         (1,290)         (1,062)
   Equity in income of equity investees .......................            849             816           1,592           1,764
   Other, net .................................................          2,190           1,788           5,210           3,709
                                                                   ------------    ------------    ------------    ------------
     Total other income, net ..................................          2,487           2,102           5,512           4,411
                                                                   ------------    ------------    ------------    ------------

(Loss) Income from continuing operations before income taxes ..         (6,517)         (2,068)         (2,908)            189
Income tax (benefit) expense ..................................         (2,926)           (435)         (5,079)             40
                                                                   ------------    ------------    ------------    ------------
Net (loss) income from continuing operations ..................         (3,591)         (1,633)          2,171             149

Net loss from discontinued operations, net of tax .............           (126)           (322)           (261)           (582)
                                                                   ------------    ------------    ------------    ------------

Net (loss) income .............................................    $    (3,717)    $    (1,955)    $     1,910     $      (433)
                                                                   ============    ============    ============    ============

Net (loss) income per common share (basic):
   From continuing operations .................................    $     (0.16)    $     (0.07)    $      0.10     $      0.01
   From discontinued operations ...............................          (0.01)          (0.02)          (0.01)          (0.03)
                                                                   ------------    ------------    ------------    ------------
Net (loss) income per common share (basic) ....................    $     (0.17)    $     (0.09)    $      0.09     $     (0.02)
                                                                   ============    ============    ============    ============

Net (loss) income per common share (diluted):
   From continuing operations .................................    $     (0.16)    $     (0.07)    $      0.10     $      0.01
   From discontinued operations ...............................          (0.01)          (0.02)          (0.01)          (0.03)
                                                                   ------------    ------------    ------------    ------------
Net (loss) income per common share (diluted) ..................    $     (0.17)    $     (0.09)    $      0.09     $     (0.02)
                                                                   ============    ============    ============    ============

Weighted-average common shares outstanding (basic) ............     22,353,876      22,430,598      22,206,064      22,399,973
                                                                   ============    ============    ============    ============
Weighted-average common shares outstanding (diluted) ..........     22,353,876      22,430,598      22,563,527      22,587,530
                                                                   ============    ============    ============    ============

This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered "non-GAAP" financial measures within the meaning of the Securities and Exchange Commission Regulation G. The Company believes that this presentation of pro forma results provide useful information to both management and investors by excluding specific items that the Company believes are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP based financial measure.

                      AUDIOVOX CORPORATION AND SUBSIDIARIES
 RECONCILIATION OF GAAP NET INCOME AND NET INCOME FROM CONTINUING OPERATIONS TO
     PRO FORMA LOSS INCOME AND PRO FORMA NET LOSS FROM CONTINUING OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     FOR THE SIX MONTHS ENDED
                                                                                          AUGUST 31, 2005
                                                                                    --------------------------

GAAP net income from continuing operations .....................................             $     2,171
Non-recurring Adjustments:

     Unrealized gain on the Bliss-tel investment, net of tax ...................                  (1,672)

     Tax accrual reduction .....................................................                  (3,307)
                                                                                             ------------

                                                                                                  (4,979)
                                                                                             ------------
Pro forma net loss from continuing operations ..................................                  (2,808)
                                                                                             ------------

GAAP net loss from discontinued operations, net of tax .........................                    (261)
                                                                                             ------------

Pro forma net loss .............................................................             $    (3,069)
                                                                                             ============

GAAP net income from continuing  operations per common share,  diluted .........             $      0.10
Pro forma net loss from continuing operations per common share, diluted ........             $      (.13)

GAAP net income per common share, diluted ......................................             $      0.09
Pro forma net loss per common share, diluted ...................................             $      (.14)


GAAP Weighted-average common shares outstanding, diluted .......................              22,563,527

Pro forma Weighted-average common shares outstanding, diluted ..................              22,206,064
                                                                                             ============

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